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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                               -------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): June 13, 2007

                               -------------------

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                               -------------------

           NEVADA                       0-23511                 87-0412182
(State or Other Jurisdiction of       (Commission            (I.R.S. Employer
Incorporation or Organization)        File Number)          Identification No.)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 953-3503
                         (Registrant's telephone number,
                              including area code)

          (Former Name or Former Address, if Changed Since Last Report)

                               -------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 Entry into a Material Definitive Agreement.

On June 18, 2007, Integrated Healthcare Holdings, Inc. (the "Company") entered into an Agreement to Forbear (the "Forbearance Agreement") with Medical Provider Financial Corporation II and Medical Provider Financial Corporation III (the "Lenders"). Under the Forbearance Agreement, the Lenders agreed to forbear from declaring a default, filing a judicial foreclosure action and charging default interest on the $80 million Credit Agreement, dated as of March 3, 2005, with the Company (including loans drawn on this Credit Agreement) and the $10.7 million Credit Agreement, dated as of December 12, 2005, with the Company (including loans drawn on this Credit Agreement) (collectively, the "Indebtedness"), both of which have matured. Under the Forbearance Agreement, the Lenders will forbear from exercising certain of their rights and remedies under the Indebtedness for a period of 90 days from the date of the Forbearance Agreement. Also under the Forbearance Agreement, the Company and the other borrowers and guarantors under the Credit Agreements granted certain releases and waivers in favor of the Lenders and agreed not to sue the Lenders.

Also on June 18, 2007, the Company entered into Amendment No.1 to the Forbearance Agreement with the Lenders (the "Amendment"). Under the Amendment, effective July 1, 2007 the Lenders will waive their right to declare that an Event of Default has occurred under Section 8.1(w) of the $80 Million Credit Agreement and under Section 10.1(o) of the $10.7 Million Credit Agreement. These sections provide for an Event of Default under the Credit Agreements if Larry Anderson or Bruce Mogel are no longer employees of the Company and replacements acceptable to the Lenders are not employed within 30 days. The Lenders also agreed in the Amendment that if the Company appoints, nominates and/or elects a person to become a member of its Board of Directors and such person is an "independent director" (as defined in the Amendment), the Lenders will each waive their right to declare that an Event of Default has occurred under the Credit Agreements due to the occurrence of a Change of Control. Finally, the Lenders agreed that if the Company elects to engage the services of one of the outside consulting firms named in the Amendment to take over management and control of the Company's hospital facilities, a Change of Control will not be deemed to have occurred under the Credit Agreements, subject to certain requirements set forth in the Amendment.

Should the Company be unable to obtain financing from another lender prior to the expiration of the forbearance period under the Forbearance Agreement and the Lenders exercise their full remedies under the current Credit Agreements, the Company believes that it will be unable to continue as a going concern.

The Forbearance Agreement and Amendment are furnished as exhibits to this Report. The preceding descriptions of the Forbearance Agreement and Amendment are summary in nature and do not purport to be complete. This summary should be read in conjunction with the exhibits attached hereto.

ITEM 1.02 Termination of a Material Definitive Agreement.

On June 13, 2007, the Company received a Notice of Default from Medical Provider Financial Corporation II on the $80 million Credit Agreement dated as of March 3, 2005. The notice states that the total amount due and payable as of June 1, 2007 is $73,213,575.06. The Lender also stated that the line of credit was suspended as to any additional advances and any additional advances will be at the Lender's sole discretion.

Also on June 13, 2007, the Company received a Notice of Default from Medical Provider Financial Corporation III on the $10.7 million Credit Agreement dated as of December 12, 2005. The notice states that the total amount due and payable as of June 1, 2007 is $10,809,052.05.

Also on June 13, 2007, the Company was notified that the letter dated February 21, 2007, titled Expression of Interest in Providing Credit Facilities, executed by Medical Capital Corporation and the Company in connection with proposed refinancing has been terminated due to the failure of the proposed Borrowers, Credit Parties and Guarantors to timely execute and deliver loan documents to complete the transaction.



ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the discussion under Items 1.01 and 1.02 above, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   EXHIBITS.

EXHIBIT
NUMBER                        DESCRIPTION

99.1 Agreement to Forbear executed June 18, 2007

99.2 Amendment No. 1 to Forbearance Agreement executed June 18, 2007



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 19, 2007

                                            INTEGRATED HEALTHCARE HOLDINGS, INC.

                                            By:   /s/ Steve Blake
                                               ---------------------------------
                                                  Steve Blake
                                                  Chief Financial Officer